UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)      April 19, 2007

KELLWOOD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	000-07340	36-2472410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Kellwood Parkway, St. Louis, Missouri	63017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code      (314) 576-3100

Not Applicable

(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 19, 2007, Kellwood Company entered into an Amended and Restated Rights Agreement with American Stock Transfer and Trust Company, as Rights Agent. This Agreement amends and restates the Rights Agreement, dated June 10, 2006. The following is a summary of the Amended and Restated Rights Agreement, which summary is qualified in its entirety by reference to the actual Agreement, a copy of which is attached hereto as Exhibit 99.1.

Issuance. One right to buy 1/100 of a share of preferred stock was issued as a dividend on each share of Kellwood common stock outstanding on June 16, 2006. Until the rights become exercisable, all further issuances of common stock, including common stock issuable upon the exercise of outstanding options and warrants, carry the rights.

Term. The Term of the Rights Agreement is three (3) years, from June 10, 2006 to June 10, 2009, unless redemption or termination occurs earlier.

Independent Director Review. The independent directors must review the continuing appropriateness of the Rights Agreement annually.

Purchase Price. The Purchase Price is $100 per 1/100 of a share of preferred stock. The purchase price is subject to certain antidilution adjustments for stock splits, stock dividends, and the like.

Acquiring Person. Subject to specified exceptions, an Acquiring Person is any person who, together with affiliates and associates, is or becomes the beneficial owner of twenty percent (20%) or more of the voting power of the aggregate of all shares of Kellwood voting stock then outstanding.

Rights Detach and Become Exercisable. Immediately upon the first to occur of (i) ten business days following the public announcement that a person or group has acquired beneficial ownership of twenty percent (20%) or more of Kellwood common stock, or (ii) ten business days (or a later date chosen by the Board so long as the twenty percent threshold has not been crossed) after a person or group commences or announces its intention to commence a tender or exchange offer, the consummation of which would result in beneficial ownership by such person or group of the twenty percent or more of Kellwood common stock, the rights would detach and become exercisable. This date is referred to as the “distribution date.” Prior to such time, the rights are not exercisable and are not transferable apart from Kellwood common stock. After the rights become exercisable, separate right certificates would be issued and the rights become transferable apart from Kellwood common stock. After detachment, the rights are exercisable for the purchase of 1/100 of a share of the preferred stock per right at the exercise price of $100 per 1/100 of a share.

“Flip-In.” If a person or group acquires twenty percent or more of Kellwood common stock, then each right would “flip in” and become a right to receive upon payment of the Purchase Price that number of shares of common stock having a market value of two times the Purchase Price of the right. The Acquiring Person that triggered the rights would be excluded from the “flip-in.” Therefore, as a result of the flip-in, each rightholder would be entitled to purchase shares of common stock having a market value of $200 at a Purchase Price of $100. If Kellwood did not have sufficient shares of authorized common stock available for the complete exercise of the “flip-in” rights, Kellwood could satisfy its obligations to rights holders by issuing preferred stock, cash, debt or equity securities, property or a combination thereof.

“Flip-Over” If, after the rights have detached and become exercisable, an Acquiring Person were to merge or otherwise combine with Kellwood, or Kellwood were to sell 50% or more of its assets or earning power, each right then outstanding would “flip-over” and become a right to buy that number of shares of common stock of the acquiring company having a market value of two times the Purchase Price of the right. Thus, as a result of the flip-over, each rightholder would be entitled to purchase shares of the acquiring company’s common stock having a market value of $200.00 at an exercise price of $100.00. The flip-over provisions do not apply to a merger or other combination pursuant to a Qualified Offer.

Exchange. At any time after a person becomes an acquiring person, other than pursuant to a Qualified Offer, (and until such acquiring person has acquired beneficial ownership of 75% or more) of Kellwood’s outstanding common stock, the Board could cause the exchange of the rights (other than rights owned by the acquirer, which would have become void), in whole or in part, for shares of Kellwood common stock at an exchange ratio of one share of Kellwood common stock for each right (or, if insufficient shares are available, Kellwood may issue preferred stock, cash, debt or equity securities, property or a combination thereof in exchange for the rights).

Redemption. The rights would be redeemable by the Board at a price of $0.01 per right, at any time prior to the earlier of the distribution date or June 10, 2009.

Qualified Offer. A Qualified Offer is an offer determined by the Board of Directors of the Company to be a fully financed offer for any or all outstanding shares of Kellwood common stock made by an Offerer who owns no more than 10% of the outstanding common stock at a per share offer price greater than the highest reported market price for the common stock in the immediately preceding 24 months that the Board of Directors of the Company, upon the advice of a nationally recognized investment banking firm, does not deem to be either unfair or inadequate. A Qualified Offer is conditioned upon a minimum of at least two-thirds of the outstanding shares of Kellwood common stock being tendered and not withdrawn with a commitment to acquire all Kellwood common stock not tendered for the same consideration. If the Qualified Offer includes common stock of the Offeror, it must be freely tradeable common stock of a publicly traded company and the board and its representatives must be given access to conduct a due diligence review of the offeror to determine whether the consideration is fair and adequate. A Qualified Offer must also remain open for 120 business days following commencement. If a Qualified Offer has been made, the record holders of 10% of the outstanding shares of Kellwood common stock may direct the Board to call a special meeting of shareowners to consider a resolution authorizing a redemption of all rights. If at the special meeting the holders of a majority of the shares of Kellwood common stock outstanding vote in favor of the redemption of the rights, then the Board will redeem the rights and take such other action as may be necessary to prevent the rights from interfering with the consummation of the Qualified Offer.

Terms of the Preferred Stock. The preferred stock issuable upon exercise of the rights would be non-redeemable and rank junior to any other series of Kellwood preferred stock. The dividend, liquidation and voting rights of the preferred stock are designed so that the value of 1/100 of a share of preferred stock would approximate the value of one share of common stock. Each share of preferred stock would be entitled to receive a quarterly preferential dividend equal to the greater of $20 per share or 100 times the amount of all dividends or other distributions made on Kellwood common stock. Holders of preferred stock would be entitled to receive a minimum preferential liquidation payment of $100 per share plus accrued and unpaid dividends, but would be entitled to receive, in the aggregate, a liquidation payment equal to 100 times the payment made per share of common stock. Each share of preferred stock would have 100 votes on all matters submitted to a vote of shareowners, voting together with the common stock as one class. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of preferred stock would be entitled to receive 100 times the amount received per share of Kellwood common stock. Since the rights are not exercisable immediately, registration of the preferred stock issuable upon exercise of the rights with the Securities and Exchange Commission is not required until the rights become exercisable.

Voting. The rights do not have any voting rights.

Amendment. The Rights Agreement can be amended or supplemented by the Board at any time without the approval of the holders of any Rights, so long as no one has become an Acquiring Person. Thereafter the Rights Agreement may be amended only in a manner that does not adversely affect the holders of the rights (excluding any Acquiring Person or its affiliates and associates). Business combinations approved by the Board generally involve the redemption of the rights or an amendment of the Rights Agreement to make them inapplicable to the particular acquisition.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits
Exhibit Number	Description
99.1	Amended and Restated Rights Agreement dated April 19, 2007, between Kellwood Company and American Stock Transfer and Trust Company, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLWOOD COMPANY
(Registrant)

DATE April 20, 2007	BY	/s/ Thomas H. Pollihan
Thomas H. Pollihan
Executive Vice President, Secretary
and General Counsel